UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 6, 2008

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

(Former name or former address, if changed since last report)

Item 2.01: Completion of Acquisition of Assets

On February 6, 2008, Multiband Corporation (Multiband) purchased, pursuant to a Supplemental Agreement and Plan of Share Exchange, 51% of the outstanding shares of Michigan Microtech, Inc., previously a wholly owned subsidiary of DirecTECH Holding Company, Inc. which equaled 1,020,000 MMT common shares. The consideration paid for the shares was 1,490,000 shares of restricted Multiband common stock and a promissory note, due in February 2013, for $2,246,000. Financial statements required to be filed pursuant to SEC Form 8-K Item 9.01 will be filed no later than 71 calendar days from the date of this filing.

Based on its internal review of pro forma financial statements related to the acquisition, the Company believes it will have sufficient equity, as of March 31, 2008, to comply with NASDAQ minimum equity requirements. However, a final determination of same shall be made once independent auditors review of the transaction is completed.

Also, all signing parties to the October 31, 2007 Plan of Merger Agreement involving Multiband Corporation and DirecTECH Holding Company, Inc. have agreed to extend the time to reach a definitive agreement in the matter from March 31, 2008 to December 31, 2008.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2008	Multiband Corporation

	By:	James L. Mandel
James L. Mandel
Chief Executive Officer

Exhibit: Supplemental Agreement and Plan of Share Exchange